[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                              ABS New Transaction


                               Final Term Sheet
                               ----------------

                                $1,500,000,000
                                 (Approximate)



                                  CWHEQ, Inc.

                                   Depositor



                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,

                                 Series 2006-E

                                Issuing Entity



                    Revolving Home Equity Loan Asset Backed

                             Notes, Series 2006-E



                         [GRAPHIC OMITTED] Countrywide
                                  HOME LOANS
                          Sponsor and Master Servicer

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.






THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------

                                                       Prepared: June 29, 2006


                         $1,500,000,000 (Approximate)

                Revolving Home Equity Loan Trust, Series 2006-E

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2006-E
         ------------------------------------------------------------


=========================================================================================================================

    Class        Approximate      Note Rate     WAL (Years)  Payment Window (Months)    Last Scheduled  Expected Rating
                 Amount (1)                    Call/Mat (2)       Call/Mat (2)           Payment Date    (S&P/Moody's)

-------------------------------------------------------------------------------------------------------------------------
     1-A         $215,000,000       LIBOR +     2.27 / 2.44     1 - 66 / 1 - 136        December 2031      AAA / Aaa
                                   0.14(3)
-------------------------------------------------------------------------------------------------------------------------
     2-A       $1,285,000,000      LIBOR +      2.27 / 2.44     1 - 66 / 1 - 135        November 2031      AAA / Aaa
                                   0.14(4)
-------------------------------------------------------------------------------------------------------------------------

    Total      $1,500,000,000
=========================================================================================================================

(1)   Subject to a permitted variance of +/- 5%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of June 29, 2006.
(3) Subject to the lesser of (a) a fixed cap of 16.00% and (b) the Net WAC related to Group 1. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(4) Subject to the Net WAC related to Loan Group 2. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


Transaction Participants
------------------------

Underwriter:                   Countrywide Securities Corporation.

Originator:                    Countrywide Home Loans, Inc. ("Countrywide").

Sponsor and Master Servicer:   Countrywide.

Depositor:                     CWHEQ, Inc. (a limited purpose finance subsidiary of Countrywide
                               Financial Corporation).

Custodian:                     Countrywide Bank, N.A., a division of Countrywide Bank, N.A. (an affiliate of the Sponsor and Master Servicer).

Note Insurer:                  MBIA Insurance Corporation.

Pool Policy Provider:          United Guarantee Mortgage Indemnity Company.

Indenture Trustee:             JPMorgan Chase Bank, National Association.

Co-Trustee:                    Chase Bank USA, National Association.

Owner Trustee:                 Wilmington Trust Company.


Relevant Dates
--------------

Expected Closing Date:         June 29, 2006.

Expected Settlement Date:      June 29, 2006.

Cut-off Date:                  June 22, 2006.

Interest Period:               Except with respect to the first Payment Date, the interest accrual period with respect to the Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. For the first Payment Date, the Notes will accrue interest from the Closing Date through August 14, 2006.

Payment Date:                  The fifteenth  (15th) day of each month (or, if not a business day, the next succeeding  business day), commencing August 15, 2006.

Collection Period:             With respect to any Payment Date, the calendar month preceding the
                               Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of July 2006.

The Mortgage Loans
------------------

Description of
Mortgage Loans:                The Trust will consist of two groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the "Group 1 Mortgage Loans",
                               "Group 2 Mortgage Loans", and each, a "Loan Group"). The Group 1 and
                               Group 2 Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage Loans delivered to the Trust on the Closing Date is expected to have a Cut-off Date Balance of at least $1,500,000,000
                               (subject to a variance of +/-




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                               5%). The Group 1 Mortgage Loans are expected to have credit limits that conform to Freddie Mac and Fannie Mae guidelines. The Group 2 Mortgage
                               Loans will have credit limits that may or may not conform to Freddie Mac and Fannie Mae guidelines. The information presented in this Final Term
                               Sheet for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of May
                               19, 2006. The characteristics of the pool of Mortgage Loans actually delivered to the Trust on the Closing Date will not vary materially from the information presented herein.

Prefunding:                    If the Cut-off Date Balance of the Mortgage Loans transferred to the
                               Trust on the Closing Date with respect to a Loan Group is less than the initial aggregate note principal balance of the related class of Class A
                               Notes, the Sponsor will deposit funds equal to the difference in one of the two pre-funding accounts, each with respect to a Loan Group (each, an "additional loan account" related to that Loan Group), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of July 2006 (the "Prefunding Period"), to acquire additional mortgage loans for the related Loan Group. Any amounts remaining in a pre-funding account at the end of the Prefunding
                               Period, other than interest accrued thereon, will be paid as principal on the related class of Class A Notes on the Payment Date in August
                               2006.

HELOC Amortization:            The Mortgage Loans are adjustable rate, home equity lines of credit
                               ("HELOCs") which may be drawn upon generally for a period (the "Draw
                               Period") of five (5) years (which, in most cases, may be extendible for an additional five (5) years with Countrywide's approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a ten (10) or twenty
                               (20) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 17.80% of the Group 1 Mortgage Loans
                               and approximately 24.51% of the Group 2 Mortgage Loans in each case by aggregate principal balance of the mortgage loans in the related loan group as of the statistical calculation date will have underlying senior mortgages that are negative amortization loans.

HELOC Accretion:               If the sum of additional balances created from new draws on the Mortgage
                               Loans in a Loan Group exceeds the principal collections from the
                               Mortgage Loans in that Loan Group in a Collection Period, then the difference (the "Net Draws") will be advanced by the Master Servicer and thereafter be purchased by the issuing entity for that Loan Group with funds advanced by the holder of the R-1 Certificates. Net Draws may be also created during the Rapid Amortization Period during which the use of principal collections on the Mortgage Loans to fund additional balances created by new draws may be restricted. The holder of the R-1
                               Certificates will be entitled to the repayment of the amount of such Net
                               Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage Loans, as described below. The
                               Net Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:          The aggregate unpaid principal balance of the Mortgage Loans as of the
                               Cut-off Date.

The Notes
---------

Description
of the Notes:                  The Class 1-A and Class 2-A Notes (together the "Class A Notes" or
                               "Notes") will be issued by CWHEQ Revolving Home Equity Loan Trust,
                               Series 2006-E (the "issuing entity"). As of the Closing Date, the aggregate note principal balance of the Class A Notes will be
                               $1,500,000,000 (subject to a permitted variance of +/- 5%).




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


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
[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


Description
of the Certificates:           The Class C, Class R-1 and Class R-2 Certificates are not offered herein
                               (together the "Certificates").

Federal Tax Status:            It is anticipated that the Notes will represent REMIC regular interests for federal income tax purposes.

Registration:                  The Notes will be available in book-entry form through DTC, Clearstream,
                               Luxembourg and the Euroclear System.

Note Rate:                     Except as noted below, the Class A Notes will accrue interest during each Interest Period at a rate equal to the lesser of (a) the one-month
                               LIBOR, plus the applicable margin, (b) the applicable Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days and (c) 16.00% (only for the Class 1-A Notes). The
                               Class 2-A Notes also may receive payments as described under "Derivative
                               Contract" below. With respect to the initial Interest Period only, the
                               LIBOR rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

Net WAC:                       The "Net WAC" of the Group 1 or Group 2 Mortgage Loans means the weighted average of the loan rates of the Group 1 and Group 2 Mortgage
                               Loans (as applicable), adjusted to an effective rate reflecting the accrual of interest based on an actual/360 day basis, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the Collection Period relating to the Payment
                               Date, net of the Expense Fee Rate.

Expense Fee Rate:              For any Payment Date, the "Expense Fee Rate" shall be an amount equal to the sum of (i) the servicing fee rate, (ii) the note insurer premium rate, (iii) with respect to only those loans covered under the UGI
                               Policy as described below, the loan insurance premium and (iv)
                               commencing with the Payment Date in August 2007, 0.50%.

Basis Risk Carryforward:       On any Payment Date the "Basis Risk Carryforward" for each class of
                               Class A Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such class of Class A Notes during the related Interest Period without giving effect to the related Net WAC cap, over (b) the amount of interest that actually accrued on such class of Class A Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid on that class from prior Payment Dates together with accrued interest thereon at the applicable Note Rate without giving effect to the related Net WAC cap. The Basis Risk Carryforward will be paid to a class of Class A Notes to the extent funds are available from the Mortgage Loans in the related Loan Group as set forth in
                               "Distributions of Interest" below and, with respect to the Class 2-A
                               Notes, from proceeds received from the Class 2-A Derivative Contract.

Group 1
Distributions of Interest:     Investor Interest Collections (as described below) for the Group 1
                               Mortgage Loans are to be applied in the following order of priority:

                               1.    Note insurance policy premium to the Note Insurer;
                               2.    Accrued monthly interest on the Class 1-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of
                                     Basis Risk Carryforward);
                               3.    To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date;
                               4.    To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates to the extent not previously reimbursed, absorbed or funded;
                               5.    To the Class 2-A Notes, accrued monthly interest at the related
                                     Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward),




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                                     that remains unpaid after taking into account the payments of Investor Interest Collections from the Group 2 Mortgage Loans;
                               6.    Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 1 Mortgage
                                     Loans;
                               7.    After the sixth Payment Date, first to pay down the Class 1-A
                                     Notes to create and maintain the required level of
                                     overcollateralization and second to pay down the Class 2-A Notes to maintain the required level of overcollateralization with respect to the Class 2-A Notes (after the application of Investor
                                     Collections for the Group 2 Mortgage Loans on that Payment Date);
                               8.    To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Investor Interest Collections related to the Group 2
                                     Mortgage Loans;
                               9.    To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates, to the extent not covered by Investor Interest Collections related to the Group
                                     2 Mortgage Loans and not previously reimbursed, absorbed or funded
                                     (as provided in the indenture);
                               10.   Payment of any other amounts owed to the Note Insurer with respect of the Group 1 Mortgage Loans;
                               11.   Payment to the Master Servicer of amounts to which the Master
                                     Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 1-A Notes;
                               12.   Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 2 Mortgage Loans;
                               13.   Basis Risk Carryforward related to the Class 1-A Notes; and
                               14.   Any excess cash flow to the issuing entity for the payment to the
                                     Certificates under the trust agreement.

Group 2
Distributions of Interest:     Investor Interest Collections (as described below) and amounts received on the Class 2-A Derivative Contract with respect to items (2) and (13)
                               below for the Group 2 Mortgage Loans are to be applied in the following order of priority:

                               1.    Note insurance policy premium to the Note Insurer;
                               2.    Accrued monthly interest on the Class 2-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of
                                     Basis Risk Carryforward);
                               3.    To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date;
                               4.    To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates to the extent not previously reimbursed, absorbed or funded;
                               5.    To the Class 1-A Notes, accrued monthly interest at the related
                                     Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Investor Interest
                                     Collections from the Group 1 Mortgage Loans;
                               6.    Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 2 Mortgage
                                     Loans;
                               7.    After the sixth Payment Date, first to pay down the Class 2-A
                                     Notes to create and maintain the required level of
                                     overcollateralization and second to pay down the Class 1-A Notes to maintain the required level of overcollateralization with respect to the Class 1-A Notes (after the application of Investor
                                     Collections for the Group 1 Mortgage Loans on that Payment Date);
                               8.    To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Investor Interest Collections related to the Group 1
                                     Mortgage Loans;




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                               9.    To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates, to the extent not covered by Investor Interest Collections related to the Group
                                     1 Mortgage Loans and not previously reimbursed, absorbed or funded
                                     (as provided in the indenture);
                               10.   Payment of any other amounts owed to the Note Insurer with respect of the Group 2 Mortgage Loans;
                               11.   Payment to the Master Servicer of amounts to which the Master
                                     Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 2-A Notes;
                               12.   Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 1 Mortgage Loans;
                               13.   Basis Risk Carryforward related to the Class 2-A Notes (after application of amounts received on the Class 2-A Derivative
                                     Contract as described below); and
                               14.   Any excess cash flow to the issuing entity for the payment to the
                                     Certificates under the trust agreement.

Investor Interest Collections: For each Payment Date and a Loan Group is the sum of (i) the product of
                               (a) the interest collections on the Mortgage Loans in that Loan Group during the related Collection Period (excluding the related expenses at the applicable Expense Fee Rate), and (b) the Investor Floating
                               Allocation Percentage for the Payment Date, and (ii) certain deposits on the first and second payment dates by the Master Servicer pursuant to the sale and servicing agreement.

                               The "Investor Floating Allocation Percentage," for any Payment Date and
                               a Loan Group shall be the lesser of 100% and a fraction whose numerator is the note principal balance of the related class of Class A Notes immediately before that Payment Date and whose denominator is the
                               Mortgage Loan Balance of the Mortgage Loans in that Loan Group for the previous Payment Date plus the amount of funds in the related additional loan account.

Distributions of Principal:    On each Payment Date, Investor Principal Collections for each Loan Group will be applied to the holders of the related class of Class A Notes until their note principal balances are reduced to zero. Principal collections that are not applied to the payment of the Class A Notes, will be paid to the issuing entity and distributed to the holders of the
                               Certificates pursuant to the trust agreement.

Investor Principal
Collections:                   Investor Principal Collections for a Loan Group is the amount available to pay principal on the related class of Class A Notes on a Payment
                               Date.

                               Generally, during the Managed Amortization Period, principal collections on the Mortgage Loans in a Loan Group will be first applied to pay for additional balances created on these Mortgage Loans during the related
                               Collection Period and, to the extent any amount of related Net Draws is outstanding, to pay such Net Draws to the holder of the Class R-1
                               Certificates. The remainder will be available to pay down the related class of Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to the related Required
                               Transferor Subordinated Amount.

                               Generally, after the end of the Managed Amortization Period, principal collections on the Mortgage Loans in a Loan Group may not be applied to pay for additional balances but may be applied to pay down outstanding related Net Draws on a pro rata basis with the outstanding note principal balance of the related class of Class A Notes.

                               Unless a Rapid Amortization Event (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) has occurred, principal collections on the Mortgage Loans in a Loan Group will be applied to the payment of the related class of Class A Notes only to the extent its
                               overcollateralization level is required to




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                               be maintained at or increased to the related Required Transferor
                               Subordinated Amount. If a Rapid Amortization Event has occurred and is continuing, all principal collections for a Loan Group will be applied to pay down the related class of Class A Notes.

                               The "Managed Amortization Period" is the period beginning on the Closing
                               Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Payment Date in July 2011.

Optional Termination:          The Class A Notes may be retired as a result of the Master Servicer purchasing all of the Mortgage Loans then included in the trust estate on any Payment Date on or after which the aggregate note principal balance of the Class A Notes is less than or equal to 10% of the initial aggregate principal balance of the Class A Notes.

Derivative Contract:           The Trust will include payments from one Derivative Contract for the benefit of the Class 2-A Notes (the "Class 2-A Derivative Contract").
                               Payments to the Trust from the Class 2-A Derivative Contract will be calculated based on the lesser of the notional amount of the Class 2-A
                               Derivative Contract and the Note Balance of the Class 2-A Notes. After
                               the Closing Date, the notional amount of the Class 2-A Derivative
                               Contract will amortize pursuant to the related amortization schedule (as set forth below) that is generally estimated to decline in relation to the amortization of the Note Balance of the Class 2-A Notes. With
                               respect to each Payment Date, payments received on the Class 2-A
                               Derivative Contract will be available to pay the holders of the Class
                               2-A Notes shortfalls in monthly interest and related Basis Risk
                               Carryforward. Any amounts received on the Class 2-A Derivative Contract on a Payment Date that are not used to pay any shortfalls in monthly interest and Basis Risk Carryforward on the Class 2-A Notes on such
                               Payment Date will be distributed to the holder of the Class C
                               Certificate and will not be available for payments of any shortfalls in monthly interest and Basis Risk Carryforward on any class of Notes on future Payment Dates.

Credit Enhancement:            The Trust will include the following mechanisms, each of which is intended to provide credit support for the Notes:

                               1.    Mortgage Insurance. A private insurance policy insuring the Trust against losses, subject to certain Excluded Amounts, will be issued by the Pool Policy Provider for the benefit of the issuing entity (the "UGI Policy"). The UGI Policy will cover approximately
                                     39.61% of the Mortgage Loans by aggregate principal balance of the mortgage loans as of the Cut-off Date up to 8.50% of the aggregate maximum draw amount ("credit limit"). The UGI Policy will be available to make payments to the extent of any losses on the covered Mortgage Loans net of coverage exclusions ("Excluded
                                     Amounts"), up to the amount remaining under the UGI Policy. The amount of coverage under the UGI Policy will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the UGI Policy.

                               2.    Countrywide Contractual Obligation. A contractual obligation in the amount of approximately $15,000,000 (i.e., 1.00% of the initial aggregate principal balance of the Class A Notes) will be made by Countrywide (the "Countrywide Contractual Obligation") for
                                     the benefit of the Notes. The Countrywide Contractual Obligation will be available to make payments in respect of Excluded Amounts, up to the amount remaining under the Countrywide Contractual
                                     Obligation. The amount of the Countrywide Contractual Obligation will be decreased (and will not be replenished) on each Payment
                                     Date to the extent of any payments made under the Countrywide
                                     Contractual Obligation.

                               3.    Excess Interest Collections. The Investor Interest Collections
                                     minus the sum of (a) the interest paid to the Notes and (b) the premium paid to the Note Insurer.




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                               4.    Limited Subordination of Transferor Interest
                                     (Overcollateralization). The Transferor Interest for a Loan Group
                                     will be available to provide limited protection against Investor
                                     Loss Amounts (as defined below). The "Transferor Interest" for a
                                     Loan Group and a Payment Date, will equal (a) the Mortgage Loan
                                     Balance of that Loan Group at the last day of the related
                                     Collection Period (excluding related Net Draws) plus any amount in the related additional loan account minus (b) the note principal balance of the related class of Class A Notes (after giving effect to the payment of all amounts actually paid on that class of Notes on that Payment Date). Beginning with the seventh payment date, each Transferor Interest will be required to increase to and thereafter be maintained at an amount equal to the related
                                     Required Transferor Subordinated Amount by applying excess interest collections to the payment of principal on the related class of Class A Notes.

                                     The "Required Transferor Subordinated Amount" generally means as to any Payment Date and each Loan Group with respect to any
                                     Payment Date occurring prior to the Stepdown Date, an amount equal to the sum of (i) 0.90% of the related Note Principal Balance as of the Closing Date and (ii) the excess (not to be an amount less than zero) of (x) the sum of (A) an amount equal to 100% of the aggregate Asset Balances of the Mortgage Loans in the related Loan
                                     Group that are, as of the close of business of the last day of the related Collection Period, 180 or more days delinquent in payment of principal or interest and (B) an amount equal to 100% of the aggregate Asset Balances of the Mortgage Loans in the related Loan
                                     Group that are, as of the close of business of the last day of the related Collection Period, in foreclosure, REO property or in bankruptcy over (y) 35% of the amount specified in clause (i) of this paragraph;

                                     With respect to any Payment Date occurring on and after the
                                     Stepdown Date, the "Required Transferor Subordinated Amount will be an amount equal to the greatest of: (i) the amount resulting from the calculation made in the previous paragraph for the applicable Payment Date (based on the related Loan Group balance as of the last day of the related Collection Period instead of the related initial Note Principal Balance) multiplied by two, (ii)
                                     0.50% of the related Loan Group Balance as of the Closing Date, and (iii) the sum of Asset Balances of the three largest
                                     outstanding Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Collection
                                     Period; provided, however, for any Payment Date occurring after the 30th Payment Date, to the extent a related Cumulative Loss
                                     Test Violation has occurred or the related Spread Rate is less than 1.25%, the "Required Transferor Subordinated Amount" for a
                                     Loan Group shall equal the related Required Transferor
                                     Subordinated Amount for the immediately preceding Payment Date.

                                     "Stepdown Date" means, for any class of Class A Notes, the later to occur of (a) the 31st Payment Date and (b) the first Payment
                                     Date on which the related Loan Group Balance has been reduced to
                                     50% or less of the related Loan Group Balance as of the Closing
                                     Date.

                                     "Cumulative Loss Test Violation" means for any Loan Group, the event that occurs when the cumulative liquidated loss amounts on the related Mortgage Loans, as measured from the Closing Date through and including the close of business on the last day of the related Collection Period, equal or exceed 4.00% of the related
                                     Loan Group Balance as of the Closing Date.

                                     "Spread Rate" means with respect to any Payment Date and any Class of Notes, the related Excess Spread Percentage minus the related
                                     Loss Percentage.

                                     "Excess Spread Percentage" means, for any class of Class A Notes, a percentage equal to (a) the weighted average Loan Rate for the related Mortgage Loans for the related Collection Period minus (b)
                                     the sum of (i) the related Note Rate, (ii) the premium percentage and (iii) the rate on which the Master Servicer is being paid.




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                                     "Loss Percentage" for any Payment Date and for any Loan Group
                                     means a percentage equal to the product of (a) 12 times (b) the result of (i) the aggregate of the liquidation loss amounts on the related Mortgage Loans during the related Collection Period divided by (ii) the related Loan Group Balance as of the last day of the related Collection Period.

                                     Each Transferor Interest will be equal to zero on the Closing Date and no Excess Interest Collections may be applied to pay down the
                                     Class A Notes (and consequentially the Transferor Interest will not increase) until the Payment Date occurring in February 2007.

                               5.    Surety Wrap. The Note Insurer will issue a note insurance policy, which will guarantee the timely payment of interest and the ultimate (and in certain instances, periodic) repayment of principal to the holders of the Class A Notes. The policy does not cover payment of Basis Risk Carryforward.

Investor Loss Amounts:         With respect to any Payment Date and a Loan Group, the amount equal to the product of (a) the applicable Investor Floating Allocation
                               Percentage (as defined above) for such Payment Date, and (b) the aggregate of the related Liquidation Loss Amounts for such Payment Date from the Mortgage Loans in that Loan Group. The "Mortgage Loan Balance"
                               and any Payment Date is the aggregate of the principal balances of the
                               Mortgage Loans as of the last day of the related Collection Period.
                               "Liquidation Loss Amounts" for any liquidated Mortgage Loan and any
                               Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan became a liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

ERISA Eligibility:             The Class A Notes are expected to be eligible for purchase by benefit plans subject to ERISA or Section 4975 of the Code that qualify under an investor based exemption. Prospective plan investors must review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Class A Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related securities" for purposes of SMMEA.


                        [Discount Margin Tables, Derivative Contract and Collateral Tables to follow]




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED] Countrywide
-----------------------------
SECURITIES CORPORATION                                                                                  Final Term Sheet for CWHEQ
   a Countrywide Capital Markets Company                                           Revolving Home Equity Loan Trust, Series 2006-E
----------------------------------------------------------------------------------------------------------------------------------


                                          Discount Margin Tables (%)

Class 1-A (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
          CPR                 22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
      DM @ 100-00                   14             14             14             14             14             14            14
--------------------------------------------------------------------------------------------------------------------------------
       WAL (yr)                   5.12           4.36           2.75           2.26           1.89           1.60          1.50
--------------------------------------------------------------------------------------------------------------------------------
       MDUR (yr)                  4.19           3.65           2.43           2.04           1.73           1.48          1.40
--------------------------------------------------------------------------------------------------------------------------------
   Principal Window
       Beginning                 08/06          08/06          08/06          08/06          08/06          08/06         08/06
--------------------------------------------------------------------------------------------------------------------------------
   Principal Window End          07/17          04/16          01/13          01/12          03/11          06/10         03/10
--------------------------------------------------------------------------------------------------------------------------------
    (1) Based on a 10% draw rate.


Class 1-A (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
          CPR                  22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
      DM @ 100-00                    14             14            14             14             14            14             14
--------------------------------------------------------------------------------------------------------------------------------
        WAL (yr)                   5.37           4.60          2.94           2.43           2.04          1.73           1.63
--------------------------------------------------------------------------------------------------------------------------------
       MDUR (yr)                   4.31           3.77          2.55           2.15           1.84          1.58           1.50
--------------------------------------------------------------------------------------------------------------------------------
    Principal Window
       Beginning                  08/06          08/06         08/06          08/06          08/06         08/06          08/06
--------------------------------------------------------------------------------------------------------------------------------
    Principal Window End          01/26          04/24         08/19          11/17          05/16         01/15          07/14
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


Class 2-A (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
          CPR                 22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
      DM @ 100-00                   14             14             14             14             14             14            14
--------------------------------------------------------------------------------------------------------------------------------
       WAL (yr)                   5.12           4.36           2.75           2.26           1.89           1.60          1.50
--------------------------------------------------------------------------------------------------------------------------------
       MDUR (yr)                  4.19           3.65           2.43           2.04           1.73           1.48          1.40
--------------------------------------------------------------------------------------------------------------------------------
   Principal Window
       Beginning                 08/06          08/06          08/06          08/06          08/06          08/06         08/06
--------------------------------------------------------------------------------------------------------------------------------
   Principal Window End          07/17          04/16          01/13          01/12          03/11          06/10         03/10
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


Class 2-A (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
          CPR                  22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
      DM @ 100-00                    14             14            14             14             14            14             14
--------------------------------------------------------------------------------------------------------------------------------
        WAL (yr)                   5.37           4.59          2.94           2.43           2.04          1.73           1.63
--------------------------------------------------------------------------------------------------------------------------------
       MDUR (yr)                   4.31           3.77          2.55           2.15           1.84          1.58           1.50
--------------------------------------------------------------------------------------------------------------------------------
    Principal Window
       Beginning                  08/06          08/06         08/06          08/06          08/06         08/06          08/06
--------------------------------------------------------------------------------------------------------------------------------
    Principal Window End           12/25          04/24         08/19          10/17          05/16         01/15          07/14
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).